Exhibit (s)

EX. FILING FEES

Calculation of Filing Fee Tables

Form N-2

(Form Type)

PIMCO Income Strategy Fund II

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share	Rule 457(o)	—	—	$299,000,000	$147.60	$44,132.40
Fees Previously Paid	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share	Rule 457(o)	—	—	$1,000,000	$147.60	$147.60
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share	Rule 415(a)(6)	—		$159,580,687(2)			N-2	333-249436	11/25/2020	$17,410.25
	Total Offering Amounts					$150,000,000		$22,140
	Total Fees Previously Paid							$17,557.85
	Total Fee Offsets							$0.00
	Net Fee Due							$4,582.15

(1) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.

(2) Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes $159,580,687 in aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under the Registrant’s Registration Statement on Form N-2 (File No. 333-249436) initially filed on October 13, 2020, and amended on November 24, 2020, and declared effective on November 25, 2020 (the “Prior Registration Statement”). The Registrant previously paid at filing fees in the aggregate of $17,410.25 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.